SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69032

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117306

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0224817
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

850 Spice Islands Drive Sparks, NV 89431 (775) 829-1310 (Address and Telephone Number of Principal Executive Offices)	Rudolf W. Gunnerman 850 Spice Islands, Drive Sparks, NV 89431 (775) 829-1310 (Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Samuel S. Guzik, Esq.
Guzik & Associates
11355 West Olympic Blvd., Suite 300
Los Angeles, CA 90064
(310) 914-8600

DEREGISTRATION OF SECURITIES

Registration Statements Nos. 333-69032 and 333-117306 on Form S-8 (collectively, the “Registration Statements”) covered shares of common stock, par value $0.001 per share (the “Common Stock”) of SulphCo, Inc., a Nevada corporation (“Registrant”), issuable by the Registrant pursuant to the following plans:  Executive Employment Agreement dated as of February 17, 2003, by and between SulphCo, Inc. and Kirk S. Schumacher;  and Stock Option Agreement dated as of May 8, 2003, between Patrick E. Lacy and SulphCo, Inc.; and Consultant Non Qualified Stock Option Plan.

The offerings pursuant to the Registration Statements have previously been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any securities of the Registrant which remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of the Common Stock registered but not sold under the Registration Statements.

No securities have been offered or sold pursuant to Registration Statement No. 333-69032 since at least January 1, 2003, and no securities have been offered or sold under Registration Statement No. 333-117306 since at least January 1, 2006.

2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 333-69032 and this Amendment No. 1 to Registration Statement No. 333-117306 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks, State of Nevada, on April 28, 2006.

SULPHCO, INC.

By:	/s/ Rudolf W. Gunnerman

Rudolf W. Gunnerman, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Rudolf W. Gunnerman	Chairman of the Board, Chief Executive	April 28, 2006
Rudolf W. Gunnerman	Officer, Director
(Principal Executive Officer)

/s/ Loren J. Kalmen	Chief Financial Officer	April 28, 2006
Loren J. Kalmen	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert Henri Charles van Maasdijk	Director	April 28, 2006
Robert Henri Charles van Maasdijk

/s/ Raad Alkadiri	Director	April 28, 2006
Raad Alkadiri

/s/ Hannes Farnleitner	Director	April 28, 2006
Hannes Farnleitner

/s/ Michael T. Heffner	Director	April 28, 2006
Michael T. Heffner

3